EXHIBIT 2.2

                               AMENDMENT AGREEMENT

       THIS AMENDMENT AGREEMENT is made and entered into as of March 28, 2006, among Cell Power Technologies, Inc., a Florida corporation (the "Parent"), Portagy Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of the Parent (the "Acquisition Sub") and Portagy Corp., a Delaware corporation (the "Company").

         WHEREAS, the Parties entered into a Agreement and Plan of Merger on March 17, 2006 (the "Agreement") and wish to amend the same as follows:

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parent, the Acquisition Sub and the Company hereby agree as follows:

1. Section 8.01(i) of the Agreement is hereby deleted in its entirety and replaced by the following:

         "(a) by either the Parent or the Company if the Effective Time shall not have occurred on or before April 30, 2006, unless extended by agreement of the parties hereto.

2. In all other respects, the Agreement remains in full force and effect, and the parties reaffirm all of their respective agreements therein.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

                                     CELLPOWER TECHNOLOGIES, INC


                                     By:
                                         --------------------------------------
                                           Jacob Herskovits, President and
                                           Chief Executive Officer


                                     PORTAGY ACQUISITION CORP.


                                     By:
                                         --------------------------------------
                                           Jacob Herskovits, President


                                     PORTAGY CORP.


                                     By:
                                         --------------------------------------
                                         Charles Wiesel, Chief Executive Officer